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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File No. 33-84778) of our report dated March 26, 1996, except as to Note 22(a) for which the date is October 17, 1996, on our audits of the financial statements and financial statement schedule of Freedom Chemical Company and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."



COOPERS & LYBRAND L.L.P.

Wayne, Pennsylvania
February 7, 1997